Exhibit 99.1

NOVASTAR FINANCIAL, INC.

MONTHLY LOAN ORIGINATION DATA

(dollars in thousands)

(unaudited)

	For the Month Ended January 31,
		As a %		As a %
	2006	of Total	2005	of Total
Non-conforming production volume
Non-conforming
Wholesale	$ 430,254	75%	$ 446,372	76%
Correspondent/Bulk	62,745	11%	49,193	8%
Retail *	78,707	14%	94,093	16%
Total non-conforming production volume	$ 571,706	100%	$ 589,658	100%

# of funding days in the month	20		20
Average originations per funding day	$ 28,585		$ 29,483

Retail production volume *
Non-conforming
Sold to non-affiliates	$ 14,795	13%	$ 103,605	35%
Retained by NMI	78,707	69%	94,093	32%
Total non-conforming	93,502	82%	197,698	67%

Conforming/Government	20,279	18%	95,708	33%

Total retail production volume	$ 113,781	100%	$ 293,406	100%

*Branch production volumes are considered a part of our retail operations and are included within the retail production volumes shown above.

NOVASTAR FINANCIAL, INC.

SELECTED NON-CONFORMING LOAN ORIGINATION DATA

(dollars in thousands)

(unaudited)

	For the Month Ended 1/31/2006				For the Month Ended 12/31/2005				For the Month Ended 11/30/2005
	Weighted	Weighted	Weighted		Weighted	Weighted	Weighted		Weighted	Weighted	Weighted
	Average	Average	Average	Percent	Average	Average	Average	Percent	Average	Average	Average	Percent
	Coupon	LTV	FICO	of Total	Coupon	LTV	FICO	of Total	Coupon	LTV	FICO	of Total
Summary by Credit Grade
660 and above	7.54%	81.3%	702	32%	7.59%	82.4%	701	35%	7.27%	82.5%	705	35%
620 to 659	8.30%	81.4%	640	25%	8.07%	81.5%	640	23%	7.72%	81.2%	638	26%
580 to 619	8.89%	81.7%	600	21%	8.60%	80.9%	599	21%	8.23%	81.0%	600	19%
540 to 579	9.30%	79.3%	560	15%	9.09%	78.8%	560	14%	8.74%	80.4%	560	13%
539 and below	9.66%	76.1%	527	7%	9.42%	76.1%	527	7%	9.34%	75.4%	526	7%

	8.44%	80.7%	631	100%	8.24%	81.0%	634	100%	7.90%	81.1%	636	100%

Summary by Program Type
2-Year Fixed	8.84%	81.1%	609	58%	8.60%	80.9%	611	54%	8.25%	81.1%	613	53%
2-Year Fixed Interest-only	7.83%	80.5%	662	17%	7.63%	80.5%	666	21%	7.22%	81.4%	669	24%
3-Year Fixed	8.49%	78.0%	624	1%	7.69%	75.9%	636	1%	7.51%	75.3%	630	1%
3-Year Fixed Interest-only	7.43%	72.5%	671	1%	7.15%	78.2%	668	0%	6.97%	80.7%	675	1%
5-Year Fixed	6.63%	71.4%	685	0%	6.43%	58.8%	664	0%	7.34%	77.7%	646	0%
5-Year Fixed Interest-only	7.04%	79.4%	661	0%	7.75%	72.5%	683	0%	7.22%	79.0%	653	0%
15-Year Fixed	9.24%	79.3%	666	1%	9.31%	83.8%	661	1%	8.81%	79.6%	643	1%
30-Year Fixed	8.02%	75.2%	646	11%	7.94%	76.0%	639	12%	7.73%	75.9%	641	10%
30-Year Fixed Interest-only	7.73%	80.3%	673	0%	7.69%	76.2%	647	0%	7.13%	71.6%	666	1%
Other Products	9.72%	89.7%	659	8%	9.62%	91.2%	666	9%	9.52%	91.3%	664	7%
MTA	1.83%	74.9%	714	3%	1.80%	74.0%	709	2%	1.88%	75.6%	724	2%

	8.44%	80.7%	631	100%	8.24%	81.0%	634	100%	7.90%	81.1%	636	100%
Weighted Average
Coupon Excluding MTA	8.62%				8.40%				8.01%